Exhibit 99.2

This Statement on Form 4 is filed by: (i) Athene Annuity & Life Assurance Company, (ii) Athene Annuity and Life Company, (iii) Athene USA Corporation, and (iv) Athene Holding Ltd.

Name of Designated Filer:  Athene Holding Ltd.

Date of Event Requiring Statement:  February 16, 2016

Issuer Name and Ticker or Trading Symbol: ClearBridge American Energy MLP Fund Inc. [CBA]

ATHENE ANNUITY & LIFE ASSURANCE COMPANY

By:	/s/ John Golden
Name:	John Golden
Title:	Executive Vice President, Corporate

ATHENE ANNUITY AND LIFE COMPANY

By:	/s/ John Golden
Name:	John Golden
Title:	Executive Vice President, Corporate

ATHENE USA CORPORATION

By:	/s/ John Golden
Name:	John Golden
Title:	Executive Vice President, Corporate

ATHENE HOLDING LTD.

By:	/s/ Tab Shanafelt
Name:	Tab Shanafelt
Title:	Senior Vice President, Legal and Secretary